Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Addex Therapeutics Ltd of our report dated April 24, 2020 relating to the financial statements, which appears in Addex Therapeutics Ltd’s Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers SA

Geneva, Switzerland

April 8, 2021